UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22722 29th Drive SE, Suite 100 Bothell, WA		98021
1040 West Georgia, Suite 1030 Vancouver, BC, Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 15, 2023, Achieve Life Sciences, Inc. (“Achieve”) entered into a contingent convertible debt agreement (the “Debt Agreement”) with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“FCB”), in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”), FCB, as a lender, SVB Innovation Credit Fund VIII, L.P., as a lender (“Innovation”), and Innovation Credit Fund VIII-A, L.P., as a lender (together with FCB and Innovation, the “Lenders”), pursuant to which the Lenders provided term loans having an aggregate original principal amount of $16.56 million (the “Convertible Term Loan”). Achieve’s obligations under the Debt Agreement are secured by substantially all of Achieve’s assets, other than intellectual property.

The Debt Agreement refinanced the Company’s previous contingent convertible debt agreement (the “Prior Debt Agreement”) entered into on December 22, 2021, by and among Achieve and Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P., as lenders, pursuant to which the lenders provided Achieve with terms loans having an aggregate principal amount of $15.0 million (the “Prior Convertible Term Loan”). Achieve’s obligations under the Prior Debt Agreement and Prior Convertible Term Loan were satisfied in full and the Prior Debt Agreement and Prior Convertible Term Loan were terminated in connection with the entrance into the Debt Agreement and Convertible Term Loan.

The Convertible Term Loan matures on December 22, 2024; provided that (a) in the event Achieve fails to receive written notice that the U.S. Food and Drug Administration has accepted for filing Achieve’s New Drug Application (“NDA”) with respect to cytisinicline for a smoking cessation indication (a “Filing Communication”), on or prior to July 31, 2024, the maturity date shall be August 1, 2024 or (b) in the event Achieve receives a Filing Communication with respect to cytisinicline for a smoking cessation indication on or prior to August 14, 2024, but where such Filing Communication letter specifies any material deficiencies or material filing review issues with respect to such NDA, the maturity date shall be August 15, 2024; provided, further, that in the event Achieve has submitted the NDA on or prior to June 30, 2024, the dates listed in (a) and (b) above shall be extended by one calendar month. Interest is calculated on the outstanding principal amount of the Convertible Term Loan at the aggregate of (a) a floating rate per annum equal to the greater of (i) 2.25% and (ii) the prime rate minus 1.0%, which interest shall be payable in cash monthly in arrears, and (b) 7.0% per annum, compounded monthly, which shall be payable on the earlier to occur of the maturity date and the date that the Convertible Term Loan is converted in to Achieve’s common stock.

The conversion feature grants the Lenders or, pursuant to an assignment, any designee thereof (each, a “Conversion Right Holder”, and collectively, the “Conversion Right Holders”) the right to convert part or all of the outstanding principal of the Convertible Term Loan, plus accrued and unpaid interest into shares of Achieve’s common stock at a conversion price equal to $9.34, as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after May 15, 2023 (the “Conversion Price”). The conversion rights may be exercised at each Conversion Right Holder’s option any time prior to repayment of the Convertible Term Loan. Additionally, the outstanding principal of the Convertible Term Loan, plus accrued and unpaid interest, will automatically be converted into shares of Achieve’s common stock at the Conversion Price on the first date where (i) the closing price per share of Achieve’s common stock is equal to or greater than $24.00 for the thirty consecutive trading days prior to such date, and (ii) the “Liquidity Conditions” (as defined in the Debt Agreement) have been satisfied. Subject to the terms and conditions of the Debt Agreement, no shares of Achieve’s common stock will be issued or delivered upon conversion of any amount outstanding pursuant to the Convertible Term Loan, and no outstanding debt will be convertible by any Conversion Right Holder, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Conversion Right Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that includes such Conversion Right Holder, beneficially owning in excess of 9.99% (the “Ownership Percentage”) of the then-outstanding shares of Achieve’s common stock; provided, however, that with respect to any Conversion Right Holder that is subject to Section 16(a) or (b) of the Exchange Act with respect to Achieve by virtue of being deemed to be a “director” or “officer” of Achieve within the meaning of Section 16 of the Exchange Act, the applicable Ownership Percentage shall be 19.99%.

Achieve will have the right (the “Call Right”), to repay and retire the Convertible Term Loan by paying the Lenders an amount equal to (i) if such repayment is made on or before June 22, 2023, 125% of the outstanding principal balance (including compounded interest), plus accrued and unpaid interest, and (ii) if such repayment is made after June 22, 2023, 150% of the outstanding principal balance (including any compounded interest), plus accrued and unpaid interest; provided, however, that Achieve may not exercise the Call Right at any time when the Liquidity Conditions are not satisfied. Notwithstanding the foregoing, if Achieve elects to repay the Lenders and in the twelve month period following such repayment enters to an agreement, commitment, letter of intent or memorandum of understanding or the like, binding or nonbinding, with any third party respecting an acquisition, and such acquisition is subsequently consummated, if the aggregate gross proceeds that would have been payable to the Conversion Right Holders in connection with such acquisition had Achieve not repaid the Convertible Term Loan and the Conversion Right Holders had exercised, in connection with such acquisition, the right to convert the Convertible Term Loan into shares of Achieve’s common stock, then Achieve shall pay to the Lenders as an additional call price, the difference between such proceeds as would have been payable to the Conversion Right Holders in connection with such acquisition and the payment actually paid to the Lenders.

The Debt Agreement contains customary affirmative and restrictive covenants, including covenants regarding the incurrence of additional indebtedness or liens, investments, transactions with affiliates, delivery of financial statements, payment of taxes, maintenance of insurance, dispositions of property, mergers or acquisitions, among other customary covenants. Achieve is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. The Debt Agreement also includes customary representations and warranties, events of default and termination provisions. The Lenders may not engage in any short sales of, or other hedging transactions in, Achieve’s common stock while any amounts are outstanding under the Debt Agreement.

In connection with the Debt Agreement, Achieve entered into a Registration Rights Agreement (the “RRA”) with the Lenders, pursuant to which Achieve is required to register for resale shares of its common stock issuable to the Conversion Right Holders upon the conversion of outstanding debt under the Debt Agreement within 30 days of the date of the RRA. Achieve’s obligations under the RRA will terminate with respect to a holder of applicable registrable securities if, as of the date Achieve would be required to provide written notice of such registration, (x) the aggregate number of registrable securities then issued and issuable to such holder and to such holder’s affiliates, together with all other shares then held beneficially and/or of record by such holder and its affiliates, does not exceed seven percent (7%) of Achieve’s then-total shares issued and outstanding (calculated including all such registrable securities and other shares), or (y) Achieve and such holder mutually reasonably agree that all registrable securities then issued and issuable to such holder and its affiliates may then be sold by such holder without the requirement to be in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Rule 144”), and otherwise without restriction or limitation pursuant to Rule 144.

The foregoing descriptions of the Debt Agreement and Convertible Term Loans and the RRA do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each such document attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.1

Contingent Convertible Debt Agreement, dated May 15, 2023, among Achieve Life Sciences, Inc., Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, SVB Innovation Credit Fund VIII, L.P. and SVB Innovation Credit Fund VIII-A, L.P.

10.2

Registration Rights Agreement, dated May 15, 2023, among Achieve Life Sciences, Inc., Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, SVB Innovation Credit Fund VIII, L.P. and SVB Innovation Credit Fund VIII-A, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.
Date: May 17, 2023	/s/ John Bencich
John Bencich Chief Executive Officer (Principal Executive and Financial Officer)